UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103

Tustin, California 92780

(Address of principal executive offices) (zip code)

(714) 210-3850

(Registrant’s telephone number, including area code)

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2017, on October 18, 2017, we closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Merger (the “Merger Agreement”) with Munzee, Inc., a Delaware corporation (“Munzee”) dated July 26, 2017. At closing, in accordance with the Merger Agreement, Munzee merged with and into our corporation, Freeze Tag, Inc., a Delaware corporation (the “Merger”), with Freeze Tag, Inc. being the surviving corporation. At the closing, we issued the current owners of all of Munzee’s outstanding common stock 4,355,000 shares of our Series C Convertible Preferred Stock. Each share of our Series C Convertible Preferred Stock is convertible into fifty (50) shares of our common stock.

The purpose of this amended filing is to enclose the audited financial statements of Munzee for the years ended December 31, 2016 and 2015, the unaudited financial statements for Munzee for the periods ended September 30, 2017 and 2016, and pro forma financial statements, as required.

Exhibits

99.1	Audited financial statements of Munzee, Inc. for the years ended December 31, 2016 and 2015

99.2	Unaudited financial statements of Munzee, Inc. for the three and nine months ended September 30, 2017 and 2016

99.3	Unaudited pro forma condensed combined financial statements of Munzee, Inc. and Freeze Tag, Inc. as of December 31, 2016 and September 30, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc., a Delaware corporation

Date: January 8, 2018	By:	/s/ Craig Holland
Craig Holland Chief Executive Officer (Principal Executive Officer)

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